Calculation of Filing Fee Tables
S-3
Piedmont Realty Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Piedmont Realty Trust, Inc.	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock of Piedmont Realty Trust, Inc.	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities of Piedmont Operating Partnership, LP	457(r)				0.0001531
Fees to be Paid	4	Debt	Guarantees of Debt Securities by Piedmont Realty Trust, Inc.	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock of Piedmont Realty Trust, Inc.	415(a)(6)			$ 250,000,000.00			S-3	333-266389	07/29/2022	$ 23,175.00
			Total Offering Amounts:				$ 250,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) This Registration Statement registers an unspecified amount of securities of each identified class. The proposed maximum aggregate offering per class of securities will be determined from time to time by the issuing registrant in connection with the offering of securities hereunder. (b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. The registrant previously filed a prospectus supplement, dated July 29, 2022 (the "Prior Prospectus Supplement") pursuant to the Registration Statement on Form S-3 (Registration No. 333-266389), filed with the Securities and Exchange Commission on July 29, 2022, relating to the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000 under its then current "at-the-market" program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $23,175 was paid. Shares of common stock having an aggregate offering price of up to $250,000,000 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement was terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $23,175 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. (c) Not applicable pursuant to Rule 456(b) and Rule 457(r) and General Instruction 2.A(iii)(c) of Item 16(b) of Form S-3.

[2]	(a) This Registration Statement registers an unspecified amount of securities of each identified class. The proposed maximum aggregate offering per class of securities will be determined from time to time by the issuing registrant in connection with the offering of securities hereunder. (b) Not applicable pursuant to Rule 456(b) and Rule 457(r) and General Instruction 2.A(iii)(c) of Item 16(b) of Form S-3. (c) Includes the presently indeterminate number of shares of common stock, if any, as may be issued upon any conversion of preferred stock.

[3]	(a) This Registration Statement registers an unspecified amount of securities of each identified class. The proposed maximum aggregate offering per class of securities will be determined from time to time by the issuing registrant in connection with the offering of securities hereunder. (b) Not applicable pursuant to Rule 456(b) and Rule 457(r) and General Instruction 2.A(iii)(c) of Item 16(b) of Form S-3. (c) The debt securities will be non-convertible debt securities issued by Piedmont Operating Partnership, LP, a wholly-owned subsidiary of Piedmont Realty Trust, Inc.

[4]	(a) This Registration Statement registers an unspecified amount of securities of each identified class. The proposed maximum aggregate offering per class of securities will be determined from time to time by the issuing registrant in connection with the offering of securities hereunder. (b) Not applicable pursuant to Rule 456(b) and Rule 457(r) and General Instruction 2.A(iii)(c) of Item 16(b) of Form S-3. (c) No separate consideration will be received for any guarantee of debt securities. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.